UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2005

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

f/k/a HERITAGE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-66994
(Commission File Number)

43-1932733
(I.R.S. Employer Identification No.)

5628 Halifax Road, Arcadia, California 91007
(Address of Principal Executive Offices) (Zip Code)

(954) 975-5643
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Songzai International Holding Group, Inc., a Nevada corporation, f/k/a Heritage Companies, Inc. (the "Registrant"), in connection with the items set forth below.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Registrant reports that it appointed Mr. Yu Yang as its Chief Financial Officer on September 6, 2005. Mr. Yu will assume the duties of principal financial officer of the Registrant, which duties were formerly discharged by Li, Hong Jun, President of the Registrant.

Mr. Yu, who is 23 years of age, graduated from London South Bank University in 2004, majoring in Accounting and Finance. In 2004 he was also qualified by the Association of Chartered Certified Accountants. In 2005, Mr. Yu joined Harbin Yinhai Co., a corporation organized and existing under the laws of the Peoples’ Republic of China, which is engaged in the commercial printing business. He was the manager of Harbin Yinhai’s Investment and Development Department, and was active in all aspects of its financial operations.

There are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Yu had or is to have a direct or indirect material interest in excess of $60,000. In addition, Mr. Yu does not have an employment contract with the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

Dated: September 9, 2005	By:	/s/ Hong Wen Li
Hong Wen Li Chairman

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